Exhibit 10.04

AMENDMENT TO BOND DOCUMENTS AND SUPPLEMENTAL INDENTURE

The Huntington National Bank, Fifth Third Bank and PNC Bank, National Association (individually and collectively, "Holders") and Kentucky Speedway, LLC (“Debtor”), The Huntington National Bank, Trustee, (“Trustee”), County of Gallatin, Kentucky (“Issuer”), and OSI Restaurant Partners, Inc., Richard L. Duchossois, Richard T. Farmer, Jerry L. Carroll, John R. Lindahl, Larry T. Thrailkill, Trustee of the Deepwater Trust dated as of February 28, 2002, and John R. Lindahl, Trustee of The Blue Water Trust dated as of August 1, 2002 (individually and collectively “Guarantors”) hereby agree as follows effective as of June 30, 2006 ("Effective Date"):

1.	Recitals.

1.1
The Holders are the owners of the $56,500,000 County of Gallatin, Kentucky Taxable Adjustable Rate Industrial Building Bonds, Series 1999, (Kentucky Speedway Park Project), $3,500,000 Gallatin County, Kentucky Public Properties Corporation First Mortgage Revenue Bonds Series 1999 and $8,000,000 County of Gallatin, Kentucky Taxable Adjustable Rate Industrial Building Bonds, Series 1999, (Kentucky Speedway Park Project) (individually and collectively, “Bonds”) issued by the Issuer and under which the Debtor is obligated.

1.2	The Trustee is the trustee for the Bonds, which were issued by the Issuer.

1.3	The Guarantors are guarantors under an Amended and Restated Guarantee of even date herewith relating to the Bonds.

1.4
The parties hereto desire to amend the Bonds and all documents executed in connection with the Bonds (“Bond Documents”) as provided herein. Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Bonds and the Bond Documents.

2.	Amendment. The Bonds and the Bond Documents are amended to provide as follows:

2.1
The “Bond Purchase Date” (the dates on which the Holders may require the Debtor to purchase Bonds) is changed from December 1, 2005 and on each Interest Payment Date thereafter to June 1, 2011 and on each Interest Payment Date thereafter.

2.2	Beginning on the Effective Date, Interest on the Bonds will be calculated as follows:

For Bonds, the interest on which is includable in gross income for federal income tax purposes, the interest rate will be LIBOR plus 75 basis points. For Bonds, the interest on which is excludable from gross income for federal income tax purposes, the interest rate will be LIBOR plus 75 basis points multiplied by 75%.

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2.3	The Fixed Charge Coverage Ratio covenant is deleted and replaced by the following :

Debtor will maintain a FCC equal to or greater than 1.00 to 1.00, to be measured quarterly on a rolling four-quarter basis. For purposes of calculating the FCC, the principal payment of $1,700,000 made on the Bonds in December of 2005 will be ignored.

2.4
If the Debtor’s FCC is less than 1.00 to 1.00, the Guarantors will contribute to Debtor as equity or subordinated debt (“Capital Contribution”) on a several basis, cash sufficient to cause the FCC to be equal to or greater than 1.00 to 1.00. Such Capital Contribution will be contributed within 10 Business Days of the scheduled due date of Debtor’s quarterly financial statements under the Bond Documents and Debtor will promptly furnish the Holders proof, reasonably satisfactory to the Holders, of such Capital Contribution. All subordinated debt will be in form and substance acceptable to the Trustee. The obligations to make Capital contributions of the Guarantors are the following percentages of any shortfall:

OSI Restaurant Partners, Inc.	27.78%
Richard L. Duchossois	27.78%
Richard T. Farmer	27.78%
Jerry L. Carroll	8.33%
John R. Lindahl Larry T. Thrailkill, Trustee of the Deepwater Trust dated as of February 28, 2002, and John R. Lindahl, Trustee of The Blue Water Trust dated as of August 1, 2002, jointly and severally as to such 8.33%	8.33%

The obligations of the Guarantors to make Capital Contributions are in addition to their obligations under their Guarantee of even date herewith.

2.5	The minimum liquidity covenant added in the Amendment to Bond Documents and Supplemental Indenture dated as of June 1, 2002 is deleted.

2.6	For all purposes under the Bonds and Bond Documents, Fifth Third Bank will be deemed an Original Purchaser.

2.7	Section 15.7 of the Lease Agreement is amended to add the following at the end of 15.7 (a) (quarterly financial statements):

, such financial statements to be accompanied by a compliance certificate in form and substance satisfactory to the Original Purchasers

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demonstrating compliance with the financial covenants contained in the documents executed in connection with the Bonds.

2.8	Section 15.7 of the Lease Agreement is amended to add the following at its end:

(e) By March 31 of each year, annual financial statements of each of the Guarantors for the preceding calendar year along with documentation establishing the liquidity of each of the Guarantors, all in form and detail reasonably acceptable to the Trustee and the Original Purchaser.

2.9
Mandatory sinking fund redemptions of the Series 1999 Bonds and the Additional Bonds for 2006, 2007 and 2008 totaling $5,950,000 are waived. The mandatory sinking fund redemptions are changed to the following:

Year of Redemption	Principal To Be Redeemed
2003	$1,450,000
2004	$1,550,000
2005	$1,700,000
2006	$ -
2007	$ -
2008	$ -
2009	$1,800,000
2010	$2,000,000
2011	$2,700,000
2012	$2,950,000
2013	$3,200,000
2014	$3,450,000
2015	$3,750,000
2016	$4,050,000
2017	$4,400,000
2018	$4,750,000
2019	$5,150,000
2020	$5,575,000
2021	$6,000,000
balloon	$10,025,000
TOTAL	$64,500,000.00

3.	Representations and Warranties. To induce the parties to enter into this Amendment, Debtor represents and warrants as follows:

3.1	The representations and warranties of Debtor contained in the Bond Documents are deemed to have been made again on and as of the date of execution of this Amendment.

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3.2
No Event of Default (as such term is defined in the Bond Documents) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

3.3
Debtor represents and warrants that Debtor has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, "Claims") against the Holders, the Trustee or the Issuer, their direct or indirect parent corporations or any direct or indirect affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, "Bond Parties") that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the parties to enter into this Agreement, Debtor on behalf of itself, and all of its successors and assigns hereby knowingly and voluntarily releases and discharges all Bond Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term "Prior Related Event" means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Bond Documents or any documents executed in connection with the Bond Documents or which was related to or connected in any manner, directly or indirectly to the extension of credit represented by the Bond Documents.

4.	Waiver.

4.1	Trustee waives the late delivery of the 2005 annual financial statements required by Section 15.7(b) of the Lease. Tenant will furnish those statements on or before July 31, 2006.

4.2
Trustee waives the breach of the FCC covenant that occurred as of March 31, 2006 and failure by the Guarantors to make the required Capital Contribution of $1,533,000 due within 10 days of March 31, 2006. The Guarantors will make such Capital Contributions on or before the Effective Date and provide Trustee with evidence of the same.

4.3
The waivers set forth in Section 4.1-4.2, above, will relate only to the specific matters covered by such Sections and in no event will Trustee be under any obligation to provide additional waivers with regard to those items or any other provisions of the Bond Documents.

5.	General.

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5.1	Except as expressly modified herein, the Bond Documents, as amended, are and remain in full force and effect.

5.2
Nothing contained herein will be construed as waiving any default or Event of Default under the Bond Documents or will affect or impair any right, power or remedy of Holders under or with respect to the Bond Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Bonds

5.3	All representations and warranties made by Debtor herein will survive the execution and delivery of this Amendment.

5.4	This Amendment may be executed in one or more counterparts and will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

5.5	Debtor will pay Holders a fee in the amount of $25,000 to be shared pro rata by the Holders and Holders' attorneys’ fees in connection with this Amendment.

5.6	This Amendment will in all respects be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

5.7	A copy of this Amendment will be attached to the Bonds as an allonge.

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[Signature Pages to Amendment to Bond Documents and Supplemental Indenture]

Executed as of the Effective Date.

PNC Bank, National Association

By: /s/ Kristina McAneny__________
Print Name: /s/ Kristina McAneny____
Title: Vice President______________

Fifth Third Bank

By: /s/ Christopher R. Ramos_______
Print Name: /s/ Christopher R. Ramos_
Title: Vice President______________

The Huntington National Bank

By: /s/ Shelly Rizzo_______________
Print Name: /s/ Shelly Rizzo_________
Title: Vice President______________

The Huntington National Bank, Trustee

By: /s/ Ruth Sowers_______________
Print Name: /s/ Ruth Sowers_________
Title: Trust Officer________________

County of Gallatin, Kentucky

By: /s/ George W. Zubaty___________
Print Name: /s/ George W. Zubaty_____
Title: Judge/Executive______________

Kentucky Speedway, LLC

By: /s/ Jerry L. Carroll_____________
Print Name: /s/ Jerry L. Carroll_______
Title: Manager___________________

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[Signature Pages to Amendment to Bond Documents and Supplemental Indenture]

OSI Restaurant Partners, Inc.

By:   /s/ Dirk Montgomery________________________
Print Name:  /s/ Dirk Montgomery__________________
Title: Sr. VP - CFO_____________________________

/s/ Richard L. Duchossois________
Richard L Duchossois

/s/ Richard T. Farmer___________
Richard T. Farmer

/s/ Jerry L. Carroll______________
Jerry L. Carroll

/s/ John R. Lindahl______________
John R. Lindahl

/s/ John R. Lindahl______________
John R. Lindahl, Trustee of The Blue
Water Trust dated as of August 1, 2002

/s/ Larry T. Thrailkill_____________
Larry T. Thrailkill, Trustee of the
Deepwater Trust dated as of February 28, 2002

[Attach Notary ]

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COMMONWEALTH OF KENTUCKY)
)   SS:
COUNTY OF ____________ )

The foregoing instrument was acknowledged before me, a notary public, this 28  day of June, 2006 by Jerry L. Carroll, the duly authorized officer of Kentucky Speedway, LLC, on behalf of such limited liability company.

Notary Public
My commission expires:

STATE OF _____________ )
) SS:
COUNTY OF ____________ )

The foregoing instrument was acknowledged before me, a notary public, this 29th day of June, 2006 by Dirk A. Montgomery, the duly authorized officer of OSI Restaurant Partners, Inc., on behalf of such corporation.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 29th day of June, 2006 by Richard L Duchossois.

Notary Public
My commission expires:

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STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th  day of June, 2006 by Richard T. Farmer.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28  day of June, 2006 by Jerry L. Carroll.

Notary Public
My commission expires:

STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th  day of June, 2006 by John R. Lindahl, individually and as Trustee of The Blue Water Trust dated as of August 1, 2002.

Notary Public
My commission expires:

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STATE OF ______________ )
) SS:
COUNTY OF ____________)

The foregoing instrument was acknowledged before me, a notary public, this 28th day of June, 2006 by Larry T. Thrailkill, as Trustee of the Deepwater Trust dated as of February 28, 2002.
.

Notary Public
My commission expires:

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